Consent of Attorney
Jeffrey H. Mackay
ATTORNEY AT LAW
4871 Narragansett Avenue
San Diego, California 92107

June 23, 2004

Verdisys, Inc.
25025 I-45 North, Suite 525
The Woodlands, Texas 77380

RE: Form SB-2 of Verdisys, Inc. filed with the Securities and Exchange Commission on or about June 23, 2004, as amended.

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form SB-2 and the use of my opinion of legality filed as an exhibit to the Form SB-2 Registration.

Sincerely,

/S/ Jeffrey H. Mackay

Jeffrey H. Mackay, Esq.
Attorney at Law